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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                         CASS INFORMATION SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


     4)   Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

     5)   Total fee paid:


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               Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 1913(04-05)

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:
--------------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)   Filing Party:

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     4)   Date Filed:

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

                        CASS INFORMATION SYSTEMS, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 To be held on
                                April 21, 2008


TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Cass Information Systems, Inc. will be held at the location specified below on Monday, April 21, 2008, at 11:00 a.m. local time, for the following purposes:

       1. To elect four directors to serve for a three-year term;

       2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2008; and

       3. To act upon such other matters as may properly come before the meeting.

     The close of business on March 5, 2008 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting.

     This year's Annual Meeting will be held at The Charles F. Knight Executive Education Center, Room 220, Olin School of Business at Washington University, One Brookings Drive, St. Louis, Missouri 63130. For your reference, a map is provided inside the back cover of this Proxy Statement.

     Please note that you will be required to present an admission ticket to attend the Annual Meeting. Your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, trust, bank or other nominee, you can request an admission ticket by contacting our Investor Relations Department at (314) 506-5500.


                                        By Order of the Board of Directors,


                                        /s/ P. Stephen Appelbaum

                                        P. Stephen Appelbaum
                                        Secretary

March 21, 2008
Bridgeton, Missouri



     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY ONE OF THE FOLLOWING METHODS: VOTE OVER THE INTERNET OR BY TELEPHONE USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, OR MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                        CASS INFORMATION SYSTEMS, INC.
                            13001 Hollenberg Drive
                           Bridgeton, Missouri 63044


                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                           to be held April 21, 2008


     This Proxy Statement is being furnished to the common shareholders of Cass Information Systems, Inc. (the Company) on or about March 21, 2008 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the Board) for use at the annual meeting of shareholders (the Annual Meeting) to be held on April 21, 2008 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

     Holders of common stock, par value $.50 per share, of the Company at its close of business on March 5, 2008 (the Record Date) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were 9,258,732 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of record of common stock are entitled to one vote per share of common stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting. Company management and members of the Board, in the aggregate, directly or indirectly controlled approximately 16% of the common stock outstanding on the Record Date.

     Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxies at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

     If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect directors, ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2008, and to act on any other matters properly brought before the meeting. Shareholders may not cumulate their votes in the election of directors.

     Shares represented by proxies which are marked or voted (i) "withheld" for the election of the Board's director nominees, (ii) "abstain" to ratify the appointment of the Company's independent registered public accounting firm, or
(iii) to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the ratification of the appointment of the Company's independent registered public accounting firm, and against such other matters, respectively. Shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients are considered "broker non-votes." Broker non-votes are considered present or represented for purposes of determining a quorum but are not counted or deemed present or represented for determining whether shareholders have approved that proposal. The inspector of elections appointed for the meeting will separately tabulate and certify affirmative and negative votes, abstentions and broker non-votes.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the common stock and delivering it to the Secretary of the Company at or before the vote is taken at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy, or any subsequent proxy should be sent to Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

     All common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for 2008. The Board does not know of any matters other than the matters described in the Notice of Annual Meeting attached to the Proxy Statement that will come before the Annual Meeting.

     The Board solicits the proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic transmission by directors, officers or regular employees of the Company. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of common stock held of record by such persons, and will be reimbursed by the Company for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Board consists of twelve members and is divided into three classes of four directors each. Each director is elected for a three-year term, and the term of each class of directors expires in successive years.

     The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated incumbent directors K. Dane Brooksher, Eric H. Brunngraber, Bryan S. Chapell, and Benjamin F. Edwards, IV for re-election. As anticipated in last year's proxy statement and in accordance with the Board's policy for director retirement age, Harry J. Krieg will retire from the Board effective at this Annual Meeting. The Board does not intend to fill the vacancy created by Mr. Krieg's retirement at this time, thereby causing a temporary reduction in the present size of the Board to eleven members. A formal search for a new director-nominee is currently underway.

     The following information is submitted respecting the nominees for election to the Board, together with the members of the Board whose terms will continue after the Annual Meeting:


Nominees to serve until 2011:



K. Dane Brooksher ...............   Mr. Brooksher, 69, has been a director since 2005. He serves on the Board of
                                    Trustees for ProLogis, a leading provider of distribution services and facilities.
                                    He has been with ProLogis since 1993 and has held the positions of Chairman of the Board, Chief Operating Officer (COO), Co-Chairman and Chief Executive
                                    Officer (CEO). Prior to joining ProLogis, he spent over 32 years with KPMG
                                    LLP, serving as the managing partner for the Mid-West area and the Chicago office, as well as serving on the firm's Board of Directors, Management
                                    Committee and as International Development Partner. Mr. Brooksher is
                                    currently a director of Qwest Communications International, Inc. and Pactiv
                                    Corporation. He is director and past chairman of the Board of Sponsors of the
                                    College of William and Mary Mason School of Business Foundation, and is a
                                    member of the Advisory Board of the J. L. Kellogg Graduate School of
                                    Management, Northwestern University.
Eric H. Brunngraber .............   Mr. Brunngraber, 51, has been a director since 2003. Mr. Brunngraber has served as President and COO of the Company since May 2006. Prior to May
                                    2006, Mr. Brunngraber served as Chief Financial Officer (CFO) of the Company since 1997. He has held numerous positions with the Company since his employment began in 1979, including Executive Vice President-Secretary of
                                    Cass Commercial Bank, the Company's bank subsidiary. Mr. Brunngraber is active in various civic, charitable, professional and church-related organizations in the St. Louis, Missouri area.
Bryan S. Chapell ................   Dr. Chapell, 53, has been a director since 1998. Dr. Chapell joined the faculty of
                                    Covenant Theological Seminary in 1985, and has served as seminary President since 1994. Dr. Chapell has obtained degrees from Northwestern University,
                                    Covenant Theological Seminary and Southern Illinois University and has
                                    authored numerous books and publications.
Benjamin F. Edwards, IV .........   Mr. Edwards, 52, has been a director since 2005. He is branch manager of the
                                    Town & Country, Missouri office of A.G. Edwards/Wachovia Securities LLC, national investment firm. He was a member of the Board of Directors of A.G.
                                    Edwards from 1994 to October 2007. Mr. Edwards' career with A.G. Edwards began in 1977, where he has held numerous positions including Employment
                                    Manager, Financial Advisor, Associate Branch Manager, Regional Officer,
                                    Director of Sales and Marketing and President. He currently serves on the
                                    Advisory Boards of Sunshine Missions, and Bethesda Hospital and Homes.

The Company's Board recommends a vote FOR the four nominees for election to the

                              Board of Directors.

Directors to serve until 2010:



Lawrence A. Collett ..........   Mr. Collett, 65, has been a director since 1983. He has been the CEO and
                                 Chairman of the Board of the Company since 1990 and 1992, respectively. He began his career with the Company in 1963 and served as Executive Vice
                                 President from 1974 to 1983 and President from 1983 to 1990. He holds numerous positions with civic, charitable, and church-related institutions.
                                 Mr. Collett is a current member of the St. Louis Regional Business Council.
Wayne J. Grace ...............   Mr. Grace, 67, has been a director since 2003. In November 2005, he retired from the position of Managing Director of UHY Advisors, Tax and Business
                                 Consultants, a position he held since 2004. He was the founder and Managing
                                 Director of Grace Advisors, Inc. from 1983 to 2004. From 1966 to 1983, he was the Managing Partner of the St. Louis, Missouri office of Fox & Company, where he served as a member of the National Consulting Services Steering
                                 Committee. Mr. Grace served on the Board of Managers for the YMCA of the
                                 Ozarks from 1985 to 2005. Mr. Grace became a director of Siegel-Robert, Inc.
                                 in 2006. Mr. Grace is a Certified Public Accountant.
James J. Lindemann ...........   Mr. Lindemann, 52, has been a director since 2007. He is Executive Vice
                                 President of Emerson Electric Co., a publicly traded manufacturing company based in St. Louis, Missouri. Mr. Lindemann joined Emerson in 1977, where he held a number of increasingly responsible engineering and marketing positions with its Specialty Motor division. In 1992, he was named President of
                                 Commercial Cam, and in 1995, he was named President of the Emerson
                                 Appliance Motor division. In 1996, Mr. Lindemann was promoted to Chairman and CEO of the Emerson Motor Co. He was named Senior Vice President of
                                 Emerson in 1999 and Executive Vice President in 2000. Mr. Lindemann has
                                 served on the Emerson Advisory Board since 2000 and has been a board member of the CEO Forum since 2003.
Andrew J. Signorelli .........   Mr. Signorelli, 68, has been a director since 1986. He currently serves as CEO of
                                 Hope Educational & Research Center, founded in 1972. He has also served as
                                 Administrator for St. Louis University Association from 1963 to 1965 and Faith
                                 Hospital Association from 1965 to 1986. Mr. Signorelli is a member of the
                                 Board of Directors for Hope Educational & Research Centers as well as various other private corporations located in the St. Louis, Missouri area.

Directors to serve until 2009:

Robert A. Ebel ..............   Mr. Ebel, 52, has been a director since 2006. He is a director and CEO of
                                Universal Printing Company, a privately held printing company headquartered in St. Louis, Missouri. Mr. Ebel currently serves on the Board of the St. Louis
                                Graphic Arts Joint Health and Welfare Fund and is active in various civic and charitable organizations in the St. Louis, Missouri area.
John L. Gillis, Jr. .........   Mr. Gillis, 68, has been a director since 2007. Mr. Gillis serves as senior counsel to the law firm of Armstrong Teasdale LLP. Mr. Gillis began his career as an associate with Armstrong Teasdale LLP in 1968 and served as partner with the firm from 1975 to December 2006. Mr. Gillis is a member of the American Bar
                                Association, Missouri Bar Association and Bar Association of Metropolitan St.
                                Louis. Mr. Gillis serves as a director of Siegel-Robert, Inc. He has been active in various civic and charitable organizations in the St. Louis, Missouri area, and currently serves as Chairman of the Board of Directors for Aquinas Institute
                                of Theology.

Franklin D. Wicks, Jr. ......   Dr. Wicks, 54, has been a director since 2006. He is President of Fine Chemical
                                Division of Sigma-Aldrich Corporation, a publicly traded life science and high technology company located in St. Louis, Missouri. Dr. Wicks has worked for
                                Sigma-Aldrich since 1982, beginning as a research chemist and subsequently working in marketing, as President of Sigma Chemical and Vice President of
                                Worldwide Operations, Sigma-Aldrich. Prior to his current position, he served as
                                President, Scientific Research Division, Sigma-Aldrich from 1999 to 2002 and was responsible for operations in 34 countries. After receiving his Ph. D., Dr.
                                Wicks served four years on the staff of the Navigators at the Air Force Academy and at the University of Colorado at Boulder before joining Sigma-Aldrich. He is currently a member of the CEO Forum, and serves as a trustee of Covenant
                                Theological Seminary.

CORPORATE GOVERNANCE

     The Company's Board oversees and guides the Company's management and its business. Committees support the role of the Board on issues that benefit from consideration by a smaller, more focused subset of directors. All committee members are elected by and serve at the pleasure of the Board.


Independence

     Based on the independence standards as defined by the marketplace rules of The Nasdaq Stock Market, Inc. (Nasdaq), the Board has determined in its business judgment that each of the following directors and director-nominees are independent, as such term is defined in the Nasdaq listing standards:
Messrs. Brooksher, Chapell, Ebel, Edwards, Gillis, Grace, Krieg, Lindemann, Signorelli and Wicks. In addition, each of the members of the Audit Committee meets the heightened independence standards set forth in the Securities and Exchange Commission (SEC) rules and the Nasdaq listing standards. As further required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and management. In evaluating and determining Mr. Gillis' independence, the Board considered Mr. Gillis' relationship with Armstrong Teasdale LLP, a law firm that provides legal services to the Company. Mr. Gillis was a partner at Armstrong Teasdale LLP until December 2006. Since January 1, 2007, Mr. Gillis has been employed as a senior counsel at Armstrong Teasdale.


Board Meetings and Committees of the Board

     The Board meets on a quarterly basis in January, April, July and October. There were four meetings of the Board in 2007. All directors attended at least 75% of the aggregate number of meetings of the Board and committees on which they served. The Company's directors are encouraged, but not required, to attend the Company's Annual Meeting. In 2007, seven directors attended the Annual Meeting.

     The following table represents the membership and number of meetings in 2007 (in parentheses) of the standing committees of the Board, each of which is composed entirely of independent directors, as defined by Nasdaq and SEC rules:




                              Nominating and Corporate
         Audit (5)                 Governance (7)            Compensation (4)
--------------------------   -------------------------   ------------------------
      Robert A. Ebel             Bryan S. Chapell           K. Dane Brooksher*
      Wayne J. Grace*             Wayne J. Grace         Benjamin F. Edwards, IV
      Harry J. Krieg              Harry J. Krieg*          Andrew J. Signorelli
                                  Frank D. Wicks

------------
*Committee Chairman

In January 2008, the Board approved the following committee appointments, effective with the April 2008 Board meeting:

                                 Nominating and Corporate
            Audit                       Governance                Compensation
-----------------------------   -------------------------   ------------------------
        Robert A. Ebel              Bryan S. Chapell           K. Dane Brooksher*
       Wayne J. Grace*               Wayne J. Grace         Benjamin F. Edwards, IV
      John L Gillis, Jr.             Frank D. Wicks*           James J. Lindemann
                                                              Andrew J. Signorelli

------------
*Committee Chairman


Audit Committee

     The Audit Committee operates pursuant to a written charter that is approved by the Board and available on the Company's website at www.cassinfo.com. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Audit Committee is responsible for appointing, determining funding for and overseeing the independent registered public accountants for the Company, and meeting with the independent registered public accountants and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. Among other responsibilities, the Audit Committee reviews financial information provided to shareholders and others, assesses the adequacy of financial and accounting controls and evaluates the scope of the audits of the independent registered public accountants and reports on the results of such reviews to the Board. In addition, the Audit Committee assists the Board in its oversight of the performance of the Company's internal auditors. The Audit Committee meets with the internal auditors on a quarterly basis to review the scope and results of such services. The Board has determined that Mr. Grace and Mr. Krieg, each of whom the Board has determined to be independent, qualify as "audit committee financial experts", as defined by the SEC and in accordance with the Nasdaq listing rules.


Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee operates pursuant to a written charter that is approved by the Board and available on the Company's website at www.cassinfo.com. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending director-nominees and developing and addressing corporate governance principles and issues applicable to the Company and its subsidiaries. In recommending director-nominees to the Board, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management. In evaluating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate, including any legal requirements or listing standards requirements. The Nominating and Corporate Governance Committee considers a candidate's judgment, skills, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In general, no person who will have reached the age of 80 prior to election date may be nominated for election or re-election to the Board. It is also the Board's practice to limit new directors to no more than two per year in order to maintain Board continuity.

     Although the Nominating and Corporate Governance Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating and Corporate Governance Committee will consider candidates meeting the criteria set by the Nominating and Corporate Governance Committee, with the concurrence of the full Board. The criteria will be re-evaluated periodically and will include those criteria set out in the Nominating and Corporate Governance Committee's charter. Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044.

Compensation Committee

     The Compensation Committee operates pursuant to a written charter that is approved by the Board and available on the Company's website at www.cassinfo.com. The Compensation Committee discharges the Board's responsibilities relating to compensation of the Company's directors, CEO and other executives. The Compensation Committee also has overall responsibility for approving, evaluating and administering the compensation plans, policies and programs of the Company.


Compensation Processes and Procedures
-------------------------------------
     As specified in its charter, the Compensation Committee approves the annual retainer and meeting fees for the Board of Directors and committees of the Board, and sets the terms and awards of stock compensation for members of the Board, subject to shareholder approval where appropriate.

     The Compensation Committee establishes and administers the Company's executive compensation programs and benefits. While the Compensation Committee may seek input and recommendations from the CEO, CFO, COO-President or the Vice President of Human Resources concerning all elements of executive and director compensation, and confer with them on compensation philosophies, all significant matters regarding compensation for executives are independently considered and decided by the Compensation Committee. The Compensation Committee annually reviews corporate goals and objectives relative to the CEO's compensation and determines the CEO's compensation level based on this evaluation, subject to Board approval. The Compensation Committee is responsible for recommending to the Board salary levels and incentive stock compensation for executive officers of the Company, and approves incentive stock compensation for other members of management as recommended by the CEO. The responsibility for determining cash bonuses for executive officers other than himself is delegated to the CEO.

     Periodically, the Company uses compensation specialists to assist in designing or modifying some components of its overall compensation program and to provide comparison data of compensation levels at other organizations with which the Company competes for executive management talent. In such circumstances, the Compensation Committee does not rely solely on survey data or the consultant's judgment or recommendation, but considers such data when exercising its judgment in evaluating the Company's compensation program.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
     No member of the Compensation Committee is, or was during the year ended December 31, 2007, an officer, former officer or employee of the Company or any of its subsidiaries, or a person having a relationship requiring disclosure by the Company pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of (i) the compensation committee of another entity of which one of the executive officers of such entity served on the Company's Compensation Committee or (ii) the board of directors of another entity of which one of the executive officers of such entity served on the Company's Board, during the year ended December 31, 2007.


Code of Conduct and Business Ethics

     The Company has adopted a Code of Conduct and Business Ethics policy, applicable to all Company directors, executive officers and employees. This policy is publicly available and can be viewed on the Company's website at www.cassinfo.com.


Certain Relationships and Related Party Transactions

     Some of the directors and executive officers of the Company, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Company's subsidiary bank, including borrowings and investments in depository accounts. All such loans and investments have been made in the ordinary course of business, and on substantially the same terms, including interest rates charged or paid and collateral required, as those prevailing at the same time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

     As provided by the Audit Committee's charter, the Audit Committee must review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. "Related person" and "transaction" shall have the meanings given to such terms in Item 404 of Regulation S-K, as amended from time to time.


Communications with the Board of Directors

     The Board has established a process by which shareholders can communicate with the Board. Shareholders may communicate with any and all members of the Board by transmitting correspondence to the following address or fax number:
Cass Information Systems, Inc., Name of Director(s), Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044, (314) 506-5560
(fax).

     The Secretary will forward all correspondence to the Chairman of the Board (the Chairman) or the identified director as soon as practicable. Communications that are deemed to be inappropriate or present a safety or security concern may be handled differently. Correspondence addressed to the full Board will be forwarded to the Chairman, who will present the correspondence to the full
Board or a committee thereof. If a response to the communication is warranted, the content and method of the response may be coordinated with the Company's legal counsel.


Director Compensation

     Each director of the Company who is not an officer or employee of the Company receives compensation for his services. The following represents the fee structure for the year ended December 31, 2007. The Board does not anticipate any changes to the following fee structure for 2008:

      Per Meeting Fees
      ----------------
       Regular Board Meeting ....................................    $ 2,500
       Board Committee Meeting:
         Members ................................................    $   500
         Chairperson ............................................    $   900
      Annual Fees
      -----------
       Board Member Retainer ....................................    $ 8,400
       Board Committee Chairperson Retainer:
         Audit ..................................................    $10,000
         Nominating and Corporate Governance ....................    $ 7,000
         Compensation ...........................................    $ 7,000
      Restricted Stock Awards
      -----------------------
       Shares issued upon election to a three year term .........        900

     In 2007, restricted stock awards were made under the Company's 1995 Restricted Stock Bonus Plan. Beginning in 2008, restricted stock awards will be issued under the Company's 2007 Omnibus Incentive Stock Plan. The shares carry voting and dividend rights, which are accumulated by the Company and paid upon vesting. The shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary date of the awards. The grant date of awards is typically the end of the month in which directors are elected.

Summary Compensation -- Directors

     The following table sets forth for each director: (i) the dollar value of fees earned or paid; (ii) the compensation cost of restricted stock outstanding; (iii) all other compensation; and (iv) the dollar value of total compensation for the fiscal year ended December 31, 2007.

                                     Fees Earned or       Stock           All Other
                                      Paid in Cash        Awards        Compensation        Total
Name (1)                                 ($)(5)           ($)(6)           ($)(7)            ($)
---------------------------------   ----------------   -----------   ------------------   --------
Robert J. Bodine (2) ............         5,800        2,994                    136         8,930
K. Dane Brooksher ...............        28,017        7,600                    384        36,001
Bryan S. Chapell ................        21,900        7,600                    384        29,884
Robert A. Ebel ..................        31,900        8,982                    136        41,018
Benjamin F. Edwards IV ..........        20,400        7,600                    384        28,384
John L. Gillis, Jr. (3) .........        13,800        6,806 (8)                 --        20,606
Wayne J. Grace ..................        45,400        7,997 (8)                276        53,673
Harry J. Krieg ..................        46,200        8,982                 10,136 (9)    65,318
James L. Lindemann (3) ..........        13,800        6,806 (8)                 --        20,606
Irving A. Shepard (4) ...........         6,300        1,191                    276         7,767
Andy J. Signorelli ..............        33,983        7,997 (8)                276        42,256
Franklin D. Wicks, Jr. ..........        21,900        8,982                    136        31,018

------------

(1) Messrs. Collett and Brunngraber are named executive officers who are also directors, and their compensation is set forth in the Executive Officers -- Summary Compensation Table and related tables. They did not receive any additional compensation for their service as directors.

(2) Retired from the Board of Directors on April 16, 2007.

(3) Inaugural election to the Board of Directors on April 16, 2007.

(4) Term expired on April 16, 2007.

(5) Represents fees paid during 2007 for services including Board Meeting and Board Committee Meeting attendance, as well as retainers for Board membership and Board Committee chair. Includes the following fees for service on the Executive Loan Committee of Cass Commercial Bank, the Company's bank subsidiary: Mr. Ebel, $11,500; Mr. Grace, $9,500; Mr. Krieg, $12,000; and Mr. Signorelli (chairman), $12,600. The Executive Loan Committee held 24 meetings during 2007. Attendance fees are $500 per meeting for regular members and $600 per meeting for the committee chair.

(6) The aggregate number of shares of restricted stock awards issued under the Company's 1995 Restricted Stock Bonus Plan and outstanding at December 31, 2007 (restated to reflect the 10% stock dividend paid by the Company in December 2007) for each director was as follows:


          Robert J. Bodine ...............     --
          K. Dane Brooksher ..............    495
          Bryan S. Chapell ...............    495
          Robert A. Ebel .................    660
          Benjamin F. Edwards IV .........    495
          Wayne J. Grace .................    990
          John L. Gillis, Jr. ............    990
          Harry J. Krieg .................    660
          James J. Lindemann .............    990
          Irving A. Shepard ..............     --
          Andy J. Signorelli .............    990
          Franklin D. Wicks, Jr. .........    660

(7) Includes dividends paid on restricted stock awards at the time of vesting.

(8) Includes the compensation costs of restricted stock awarded on April 30, 2007 under the Company's 1995 Restricted Stock Bonus Plan (990 shares when restated for the 10% stock dividend paid by the Company in December 2007) with a full grant date fair value of $30,624 and subject to a three-year vesting period.

(9) Mr. Krieg receives an annual $10,000 non-qualified supplemental retirement benefit related to prior employment with the Company.


Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives
--------------------------------------------------

     The Compensation Committee believes that the skill and dedication of executive officers and other management personnel are critical factors affecting the Company's long-term success in meeting its objectives and fostering growth and profitability. In support of this, compensation programs have been designed to attract and retain a high level of talented leadership, to reward performance in accordance with results, provide an incentive for future performance and align Company executives' long-term interests with those of the shareholders.

     The overall compensation program is designed to result in compensation that is commensurate with Company and individual performance. High levels of performance should yield cash compensation which is competitive externally and equitable internally. Incentive stock compensation should combine with cash compensation to competitively reward high levels of performance, create an incentive for attainment of longer-term objectives and provide a tool to retain key management talent.

     Executive compensation is comprised of three major components: (i) base salaries reviewed annually by the Compensation Committee, (ii) cash incentive bonuses awarded on individual and Company performance, and (iii) long-term equity incentives awarded annually based on individual and Company performance. The compensation mix of cash and long-term incentives for the CEO is similar to that of other executive officers of the Company, and is believed to be consistent with compensation provided to similar positions at comparable organizations. The CEO is eligible to participate in all Company benefit programs including those available to other executive officers, and receives no additional perquisites beyond those provided to other executive officers, as described below.

     In order to assure that executive compensation is both competitive and appropriate, the Compensation Committee reviews executive compensation in its entirety before determining compensation level adjustments to any specific components. As such, the Compensation Committee considers the value of cash and incentive stock compensation, as well as non-cash benefits such as perquisites and the calculated values of any retirement benefits provided under the Company's defined benefit, defined contribution and supplemental retirement plans. Gains from prior incentive stock awards are not taken into account, as these were awards earned and granted based on prior performance.

     The Compensation Committee also periodically compares all compensation components for executive officers with data on similar positions at other organizations with which the Company competes for talent. When evaluating external competitiveness, third party survey data, as well as information from other resources and industry contacts, are considered. In reviewing comparative data, the Company does not engage in benchmarking for establishing compensation levels relative to any predetermined point. In the Committee's view, third party survey data provides insight into external competitiveness, but is not an appropriate single basis for establishing compensation levels. This is primarily due to the Company's unique structure, differences in the size of surveyed companies, and the lack of sufficient appropriate matches to provide statistical relevance. The Company's preference is that performance, rather than benchmarking data, drive executive compensation. As such, the processes used by the Compensation Committee to establish and adjust executive compensation levels take into consideration external data along with performance, experience, retention, potential and internal equity.

     In 2006, the Committee retained Towers Perrin to provide comparative data on cash and total executive compensation prior to review and adjustment of executive management compensation for 2007. Data was provided for the Business and Professional Services, Financial Services and Payment Processing business segments. Consistent with prior years and the Company's intent not to engage in benchmarking, the Compensation Committee did not rely solely on comparative data, but did consider such elements when exercising its own judgment in determining 2007 compensation. Towers Perrin's overall conclusion confirmed the Committee's belief that 2007 compensation levels were appropriate for the Company.

     The Compensation Committee determines all compensation adjustments for the CEO, subject to Board approval. The CEO makes recommendations to the Compensation Committee concerning performance and related salary and incentive stock levels for other executive officers, subject to the Compensation Committee's approval. The CEO has sole responsibility for determining cash bonus awards for all other executive officers, in accordance with plan provisions.

Elements of Compensation
------------------------

     The key elements in the executive compensation program are base salary, cash bonus awards and incentive stock compensation. These elements, as well as benefits plans and perquisites, are described below.


Base Salary

     Salaries are established for executive officers by balancing both internal and external factors. Internal equity is determined through comparison with other executives within the Company, taking into account the scope of responsibilities, performance, skills and experience. Similarly, the Company considers external data to assure competitiveness in the market place. While considerable weight is given to performance of the individual and their associated operating unit, taking into account factors such as revenue growth, cost efficiencies, technological advancements and leadership, specific individualized targets and quantitative performance measurements are not utilized. Base salaries are designed to attract and retain high levels of expertise and talent. The Compensation Committee reviews salaries of the CEO and other executive officers at the beginning of each fiscal year. The Compensation Committee determines any adjustments to the CEO's salary and gives consideration to the CEO's recommendation regarding adjustment to executive officer salaries, based on the criteria referenced above.

     Annual base salary increases for 2007 were warranted based on performance of individuals and individual operating units, strong corporate earnings, overall corporate growth over the past several years and competitive forces in the external market. Base salary increases were as follows: Mr. Collett, $460,000 to $485,000; Mr. Appelbaum, $205,000 to $211,000; Mr. Brunngraber,
$254,000 to $274,000; Mr. Murray, $215,000 to $225,000; Mr. Langfitt, $150,000
to $165,000 Increases were consistent with those given in prior years.


Cash Incentive Bonus

     Cash bonuses are paid to all eligible full and part-time employees according to the Profit Sharing Plan approved by the Board. Bonuses are based on subjective assessment of individual performance, based on the same factors considered with respect to salary adjustments and the level of Company profits. The purpose of this plan is to facilitate the Company's continued growth and success by providing rewards that are commensurate with achievement, thereby creating an incentive for superior performance and improved results for shareholders.

     The bonus plan for all eligible employees is funded with 12.5% of the Company's net profits before taxes for each semi-annual period of distribution. Bonus funds available to the CEO are based on return on average equity for the period as defined by the plan. The CEO would not be eligible for a bonus if the return on average equity was zero or negative. Bonus funds available to other executive officers are allocated at the CEO's discretion, giving consideration to overall individual performance and both non-financial and financial achievements relative to the Company and the individual position. Individualized targets are not utilized. Any bonus payment in excess of 40% of base salary requires Board approval.

     Bonuses earned by the CEO in 2007 were paid in August 2007 and February 2008 for the first and second halves of 2007, respectively. Bonus payments were made in accordance with the Company's Profit Sharing Plan, and were based on the return on average equity achieved by the Company during the respective six-month periods. Return on average equity for the first half of 2006 was 19.64%, resulting in a corresponding bonus for the CEO of $95,300, or 19.65% of base salary. Return on average equity for the second half of 2006 was 19.83%, which yielded the CEO's bonus of $107,500, or 22.2% of base salary.

     Bonuses for other named executive officers were also paid in August 2007 and February 2008 for the first and second halves of 2007, respectively, and were based on increase in net income after taxes achieved by the Company for the respective six-month periods. Increase in net income after taxes was 11.9% for the first half of 2006 and 24.3% for the second half of 2007, yielding the bonuses shown in the Summary Compensation Table included herein. Due to superior 2007 performance, CEO and executive bonuses were higher than in recent years. Mr. Langfitt's bonus, in particular, reflected exceptional unit sales growth for the year.


Incentive Stock Compensation

     Incentive stock compensation is awarded to managers deemed to be part of the executive management team. The key objective for providing incentive stock compensation is to aid the Company in securing and retaining highly qualified personnel by offering an ownership interest in the Company and thereby inducing such personnel to provide service and effort for the Company's growth and success. The Compensation Committee considers this a significant motivational tool for executive officers and other management personnel, helping to align their interests with those of shareholders. It has been the Company's belief that long-term incentives serve as a retention tool since unvested stock grants and options are forfeited if the executive leaves the Company.

     Incentive stock compensation is awarded based on both objective guidance and subjective evaluations made by the Compensation Committee.

     The Compensation Committee initially establishes maximum levels of stock compensation available for individual awards by analyzing the Company's achievement of the following financial goals, averaged over the prior three fiscal years: (i) return on equity; (ii) increase in diluted earnings per share; and (iii) increase in processing fee revenues. Each of these financial goals is weighted equally in determining the incentive stock compensation payouts.

     The Compensation Committee then determines the amount of incentive stock compensation awarded to each executive officer by using a combination of the objective measures described above and subjective criteria, including, but not limited to, an individual officer's level of responsibility within the Company, prior fiscal year performance, experience, and tenure with the Company. As with salary determinations, each officer's individual performance is measured based on his or her contribution to the Company's performance, demonstration of leadership and management, and overall achievements relative to his or her position rather than based on specific performance targets. The Committee relies heavily on recommendations of the CEO when determining incentive stock compensation awards for all named executive officers other than himself.

     Historically, restricted stock awards and performance-based stock option grants were approved by the Board and issued in accordance with their respective plans. Restricted stock awards issued under the Company's 1995 Restricted Stock Bonus Plan were for common stock shares carrying voting and dividend rights, and subject to a three-year vesting schedule with 1/3 of the shares vesting each year on the anniversary date of the awards. Performance-based stock option grants issued under the Company's 1995 Performance-Based Stock Option Plan were for shares of common stock, subject to seven-year vesting with acceleration of vesting if certain financial criteria are attained. Stock options become eligible for accelerated vesting in the second calendar year after the option is granted, such that the earliest possible vesting date for any option shares would be in the third year after the option is granted. Acceleration factors are return on assets differential and net after-tax income growth. No more than 30% of the option shares accelerate in any year.

     In 2007, the Board proposed and shareholders approved the 2007 Omnibus Incentive Stock Plan. The purpose of the plan was to update and expand the long-term incentive vehicles available to provide incentive opportunities that align the personal financial interests of directors and eligible employees with those of the Company's shareholders. To this end, the Board replaced the Company's current equity incentive plans with this plan for incentive stock compensation beginning in 2008.

     During the transition between plans, 2007 awards were comprised solely of restricted stock awards, which have been included in the Summary Compensation and Grants of Plan-Based Awards tables. Awards for 2007 were due to the high level of performance achieved during 2004, 2005 and 2006, and based on the following averages: 15.7% return on equity; 24.95% increase in diluted earnings per share; and, 12.7% processing fee growth. For a more detailed discussion on these statistics, please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Awards to named executive officers reflect varying levels of responsibility, with the highest level of awards going to executives with the most far-reaching responsibilities. Mr. Appelbaum's award reflects the fact that he joined the organization mid-year 2006.

     The Compensation Committee reserves the right, subject to Board approval, to issue or refrain from issuing incentive stock compensation on a discretionary basis. Influencing factors include economic achievement, ethical standards, financial strength, management effectiveness and external market forces.

     To date, the number of stock options and restricted shares held by the Company's executive officers is relatively small; therefore, the Compensation Committee has not considered the overall amount of stock option grants and restricted stock awards outstanding as a significant factor in determining additional grants or awards.

     The Company does not have a policy to adjust awards in the event that it would become necessary to restate financial criteria in such a way as to impact the basis for award of long-term incentives; however, the Compensation Committee could elect to adjust other elements of compensation or subsequent year awards if, in their view, it was appropriate.

     The Company's policy does not allow the grant of option awards to be timed with the release of material non-public information such that it would have an effect on the exercise price that would benefit the executive. Independent Board members approve the annual incentive stock awards granted to executive management at the January Board meeting. The grant date set by the Board has typically been the end of the month to ensure earnings have been previously released to the public and all administrative requirements have been met. The exercise price of stock options cannot be less than fair market value as of the date the option is granted. Stock options and restricted stock awards are not re-priced, in accordance with the Company's longstanding practice.


401(k) Defined Contribution Plan

     All employees of the Company and its subsidiaries, other than those classified as off-site employees, are eligible to participate in the Cass Information Systems, Inc. 401(k) Plan. Beginning in 2007, eligibility requirements were shortened to allow for monthly entry into the plan after one month of service, thereby providing increased employee access to this retirement benefit. Employees may voluntarily defer the maximum level allowed by the Internal Revenue Service (IRS), which was $15,500 for 2007, plus an additional $5,000 catch-up contribution for employees age 50 or older. The Company matches 50% of the first 3% of employee contributions, subject to IRS limitations. All employee contributions vest immediately. Company contributions are subject to a three-year vesting period.


Defined Benefit Retirement Plan

     All employees of the Company and subsidiaries, other than those classified as off-site employees, become participants in the Retirement Plan for Employees of Cass Information Systems, Inc. at the next semi-annual entry period immediately following completion of one year of service. Upon retirement, participants in this qualified plan will begin to receive monthly payments equal to 1/12 of the sum of:

       (i) .9% of Final Average Earnings multiplied by the number of years of service, plus

       (ii) .5% of Final Average Earnings in excess of Covered Compensation multiplied by years of service.

     Final Average Earnings is the average annual total compensation for the five consecutive years of highest earnings during the last ten years of employment. Covered Compensation is the average of the maximum social security taxable wage bases in effect for each calendar year during the 35-year period, ending with the year in which retirement age is attained under the Social Security Act. Earnings covered by the plan equal W-2 earnings up to the maximum IRS limit ($225,000 in 2007). Service for benefit accrual purposes is the period beginning on the date of participation in the plan and ending on the severance date.

     Normal retirement age under the plan is 65 with five years of vesting service. Early retirement eligibility is age 55 with five years of vesting service. Benefits for early retirement under the defined benefit pension plan would be calculated under the formula described above based on final average earnings and years of service as of the date of retirement, reduced by (i) 5/9% of 1% for each month by which the early retirement date or the first day of the month coinciding with or next following the 60th birthday, whichever is later, precedes the normal retirement date, and (ii) 5/18% of 1% for each month, if any, by which the early retirement date precedes the first day of the month coinciding with or next following the 60th birthday. Postponed retirement benefits are an amount equal to the greater of (i) the normal retirement benefit determined in accordance with the above formula using service and final average earnings through the postponed retirement date, or (ii) the actuarial equivalent of the normal retirement benefit on the postponed retirement date. The normal form of benefit is a straight-life annuity with 120 months guaranteed.


Supplementary Executive Retirement Program

     The Company's benefits program also provides for the Cass Information Systems, Inc. Supplemental Executive Retirement Plan (the SERP). The SERP was designed to provide additional retirement benefits to key executives whose benefits are limited by the IRS under the Company's qualified plan.

     Upon retirement, participants in the SERP will receive monthly payments equal to 1/12 of 70% of the Final Average Earnings, reduced proportionately for length of service less than 25 years. Such amount is further reduced by the participant's: (i) qualified retirement plan benefit, (ii) primary social security benefit, and (iii) 401(k) hypothetical annuity.

     Final Average Earnings, normal and early retirement age, years of service and normal form of payment are the same as under the Retirement Plan for Employees of Cass Information Systems, Inc., as described above.

     Early retirement benefits under the SERP are calculated to be an annual amount equal to 70% of the final average earnings multiplied by the number of full years of service divided by 25% (not to exceed 100%), less the sum of the defined pension plan benefit, primary social security benefit and 401(k) hypothetical annuity, reduced by 1/180 for each of the first 60 calendar months and 1/360 for each of the next 60 calendar months by which commencement of benefits precedes normal retirement date. Benefits are not increased if payment of benefits commences after the normal retirement date.

     Gains or losses from stock options or restricted stock awards are not considered in the calculation of retirement benefits, for either the defined benefit plan or the SERP.

     Employees are generally not eligible for benefits under the SERP if they leave the Company prior to reaching age 55, and they receive a significant increase in benefits if they remain with the Company until age 65; therefore, the Compensation Committee believes that the SERP is an effective executive retention tool.


Perquisites and Other Benefits

     The Company provides executive officers with perquisites that the Compensation Committee believes are reasonable and competitive based on the Compensation Committee's knowledge of other companies with which the Company competes for talent. For 2007, these perquisites included an automobile allowance and, where deemed appropriate, a country club membership allowance. Historically, the Company has not benchmarked or set targets for this compensation component. The perquisites' value to the executive, as well as the incremental cost to the Company, is considered when establishing compensation levels; however, the value of this component of compensation is modest and has not been given significant weight by the Compensation Committee when establishing overall levels of executive compensation. Executive officers are eligible to receive the same health, dental, disability and life insurance benefits as are available to all other full-time employees of the Company and its subsidiaries.

Post-Employment Payments

     Executives of the Company do not have employment agreements, nor are there any provisions for payments following or in connection with any termination or change-in-control, other than for provisions that allow for SERP benefits, stock options and restricted stock awards to vest upon a change in control or in some circumstances, upon disability, in accordance with their respective plans.

Federal Income Tax Deductibility Limitations
--------------------------------------------

     The Compensation Committee takes into consideration the tax consequences to employees and the Company when considering types and levels of awards and other compensation granted to executives and directors.

     The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the Company and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that for 2007 Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

Post-Fiscal Year Compensation Actions
-------------------------------------

Succession

     Mr. Collett has announced plans to retire from his position as CEO in mid-2008 while retaining his position as Chairman of the Board of Directors. To ensure a smooth management transition, the Board intends to offer Mr. Collett a compensation package that is expected to include the following: (i) an annual retainer of $150,000, pro-rated for the first year, for Mr. Collett's services as Chairman of the Board, (ii) applicable director compensation, as outlined in the section titled "Director Compensation" herein, (iii) continuation of automobile and country club membership allowances, and (iv) retention of outstanding restricted stock, option and stock appreciation rights awards granted prior to his retirement, with the opportunity to acquire the restricted stock and exercise the options and stock appreciation rights on the vesting and exercise terms set forth in his award agreements. The Board has approved Mr. Collett's participation in the incentive bonus program and profit sharing plan for the period of January 1, 2008 through June 30, 2008, during which time Mr. Collett will remain the Company's CEO. Upon the effective date of his retirement, Mr. Collett will no longer participate in such program and plan or receive health and life insurance benefits. The Company and Mr. Collett will each have the right to terminate this arrangement at any time, with or without cause.

     During 2008, Mr. Collett will not serve on any committees of the Board, but does intend to serve on the Executive Loan Committee of Cass Commercial Bank, the Company's bank subsidiary. Mr. Brunngraber, who was promoted to COO-President in 2006 as part of a long-range transition plan, will succeed Mr. Collett as CEO.


Executive Compensation Comparative Data

     During 2007, the Compensation Committee retained Towers Perrin to provide comparative data on cash and total executive compensation prior to review and adjustment of executive management compensation for 2008. Data was provided for the Business and Professional Services, Financial Services and Payment Processing business segments. Consistent with prior years and the Company's intent not to engage in benchmarking, the Compensation Committee did not rely solely on comparative data, but did consider such elements when exercising its own judgment in determining 2008 compensation.


Base Salary

     In January 2008, salaries were increased for the named executive officers based on overall performance of individuals (based on the factors discussed herein) and individual operating units, strong corporate earnings, and overall corporate growth over the past several years. Base salary increases from 2007 to 2008 were as follows: Mr. Appelbaum, $211,000 to $219,000; Mr. Brunngraber, $274,000 to $300,000; Mr. Murray, $225,000 to

$235,000; Mr. Langfitt, $165,000 to $180,000. These increases are consistent with those given in prior years. Mr. Collett did not receive a salary increase for 2008 due to his planned retirement and transition to Chairman of the Board later in the year.


Long-Term Incentives

     Long-term incentive stock compensation awards made in 2008 were administered in accordance with the 2007 Omnibus Incentive Stock Plan. Awards were comprised of 50% restricted stock award and 50% stock appreciation rights. The grant date of the awards was the Board approval date. Awards were valued at that day's closing stock price for restricted stock as reported on Nasdaq and the equivalent Black Sholes value for stock appreciation rights. Awards were determined using the methodology described above under Elements of Compensation and were based on 2007 financial results averaged with the prior two years' results. The awards for 2008 are shown below. The restricted stock awards for 2008 have also been included in the beneficial ownership numbers reported in the Principal Shareholders table included herein.

                                     Restricted Stock     Stock Appreciation
Name                                   Bonus Awards             Rights
---------------------------------   ------------------   --------------------
   Lawrence A. Collett ..........   8,065                       29,950
   P. Stephen Appelbaum .........   2,105                        7,818
   Eric H. Brunngraber ..........   4,556                       16,920
   Harry M. Murray ..............   2,806                       10,421
   Gary B. Langfitt .............   2,058                        7,642

Report of the Compensation Committee

     In the performance of its oversight function for the year ended December 31, 2007, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.


                                        K. Dane Brooksher, Chairman
                                        Benjamin F. Edwards, IV
                                        Andy J. Signorelli

                              EXECUTIVE OFFICERS


     The following table lists the Company's principal executive officer, principal financial officer and three other most highly compensated executive officers as of December 31, 2007 (named executive officers), their ages and their position(s) with the Company. No executive officers have employment agreements with the Company.



Lawrence A. Collett ..........   Information on Mr. Collett can be found in the section "Election of Directors."
Eric H. Brunngraber ..........   Information on Mr. Brunngraber can be found in the section "Election of
                                 Directors."
P. Stephen Appelbaum .........   Mr. Appelbaum, 50, joined the Company in May 2006, assuming the positions of CFO and Secretary, as previously held by Mr. Brunngraber. Prior to joining the Company, he was a Senior Vice President at US Bank (St. Louis, Missouri),
                                 where he spent 16 years holding various positions in the areas of accounting, financial reporting, risk management, and merger and acquisition integration.
                                 Before his tenure with US Bank, he was a Senior Manager with KPMG, where he spent 10 years specializing in bank accounting and auditing. Mr. Appelbaum is a Certified Public Accountant.
Harry M. Murray ..............   Mr. Murray, 54, has served as Executive Vice President since 2003. He has held various positions with the Company since his initial employment in 1982, including Executive Vice President -- Operations from 1995 to 2000 and
                                 COO -- Utility Information Services from 2000 to 2003.
Gary B. Langfitt .............   Mr. Langfitt, 52, has served as COO -- Utility Information Services since 2003.
                                 Prior to that, he was Vice President, Sales and Marketing -- Utility Information
                                 Services since joining the Company in 1999.

Summary Compensation -- Executive Officers

     The following table sets forth for each respective fiscal year and each named executive officer: (i) the dollar value of base salary and bonus earned;
(ii) the compensation cost of restricted stock and option awards outstanding;
(iii) the change in pension value and nonqualified deferred earnings; (iv) all other compensation; and (v) the dollar value of total compensation.

                                                                           Change in
                                                         Stock    Option    Pension     All Other
Name and                             Salary    Bonus     Awards   Awards     Value    Compensation     Total
Principal Position           Year     ($)       ($)      ($)(1)   ($)(1)    ($)(2)       ($)(3)         ($)
--------------------------------------------------------------------------------------------------------------
Lawrence A. Collett         2007   482,977    202,800   171,719   16,170   467,555       34,041     1,375,262
 Chairman, CEO              2006   459,167    171,000    54,525   14,219   416,697       28,023     1,143,631
--------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum        2007   210,550     41,000    56,424       --     5,560       13,600       327,134
 CFO, Secretary             2006   128,913     23,000    19,444       --        --          310       171,667
--------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber         2007   272,393    120,000    88,062    5,977   232,292       30,906       749,630
 COO, President             2006   252,750     97,000    21,057    5,243    52,291       29,275       457,616
--------------------------------------------------------------------------------------------------------------
Harry M. Murray             2007   224,217     86,000    51,974    2,699   196,799       13,374       575,063
 Executive Vice President   2006   214,167     77,000     9,295    2,393    50,593       17,875       371,323
--------------------------------------------------------------------------------------------------------------
Gary B. Langfitt
 COO, Utility               2007   163,800    140,750    36,051    1,259    17,816       13,514       373,190
 Information Services       2006   149,167     90,286     5,043    1,104    18,613       12,806       277,019

------------

(1) The amounts reflect the financial statement expense under FAS 123R related to awards made in prior years and do not correspond to the actual amount that will be realized upon exercise by the named executive officers. See
    Note 13 to the Company's fiscal year 2007 financial statements in the Company's Annual Report on Form 10-K for a discussion of the valuation of these amounts under FAS 123R.

(2) Represents the aggregate change in actuarial present value of accumulated benefits under the Company's defined benefit pension plan and supplemental executive retirement plan based on a five-year average of current pay. See
    Note 12 to the Company's fiscal year 2007 financial statements in the Company's Annual

    Report on Form 10-K for a complete description of the material assumptions applied in quantifying the present value of accumulated benefits.

(3) Consists of the Company's incremental cost on perquisite benefits, dividends paid on restricted stock awards at the time of vesting, the Company's matching contributions paid to the Company's 401(k) Plan on behalf of each executive, and the imputed value of group term life premiums paid on behalf of each executive. Perquisite benefits provided to the named executive officers in 2007 consist of an allowance for personal automobile usage and country club membership (for Mr. Collett and Mr. Brunngraber only).


Grants of Plan-Based Awards

     The following table sets forth information regarding all equity based incentive plan awards that were made to the named executive officers during 2007. Disclosure is provided on a separate line for each grant or award made during the year. The information supplements the compensation costs of stock and option awards in the Summary Compensation table above.

                                                Estimated Future Payouts
                                                       Under Equity               Exercise or
                                                   Incentive Plan Awards          Base Price      Grant Date
                                                --------------------------         of Option      Fair Value
                          Grant       Board      Threshold     Target       Max     Awards       of Stock and
Name                      Date     Action Date      (#)          (#)        (#)     ($/Sh)     Option Awards ($)
--------------------------------------------------------------------------------------------------------------
Lawrence A. Collett      01/31/07   01/16/07        0         12,507 (1)     0        --          $424,101
--------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum     01/31/07   01/16/07        0          2,228 (1)     0        --            75,570
--------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber      01/31/07   01/16/07        0          6,905 (1)     0        --           234,169
--------------------------------------------------------------------------------------------------------------
Harry M. Murray          01/31/07   01/16/07        0          4,384 (1)     0        --           148,678
--------------------------------------------------------------------------------------------------------------
Gary B. Langfitt         01/31/07   01/16/07        0          3,059 (1)     0        --           103,731

Note: All share information has been restated to reflect the 10% stock dividend paid by the Company in December 2007.

------------

(1) Represents restricted stock bonus awards issued pursuant to the terms of the Company's 1995 Restricted Stock Bonus Plan. Restricted stock awards are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. Dividends earned on restricted stock awards are paid upon vesting. The 2007 awards were based on criteria further described in the Compensation Discussion and Analysis section contained herein.

Outstanding Equity Awards At Fiscal Year-End

     The following table sets forth information on outstanding options and stock awards held by the named executive officers on December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option, and the market value of stock awards.

                                                Option Awards                                     Stock Awards
                         -----------------------------------------------------------   -----------------------------------
                           Number of        Number of
                           Securities       Securities                                     Number of         Market Value
                           Underlying       Underlying                                  Shares or Units      of Shares or
                          Unexercised      Unexercised       Option                      of Stock That      Units of Stock
                            Options          Options        Exercise       Option           Have Not        That Have Not
                             (#)(1)           (#)(1)          Price      Expiration          Vested             Vested
Name                      Exercisable     Unexercisable        ($)         Date(1)           (#)(2)             ($)(3)
----------------------   -------------   ---------------   ----------   ------------   -----------------   ---------------
Lawrence A. Collett            470                --           8.83       1/2/2009          16,193            541,008
                             8,335            14,014           9.09       1/4/2010
                             3,163             7,381          12.23       1/4/2011
                                --             5,764          14.75       1/3/2012
                                --            13,719          20.67       1/2/2013
--------------------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum            --                --            --              --           4,428            147,939
--------------------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber          2,740             4,610           9.09       1/4/2010           8,354            279,107
                             1,195             2,790          12.23       1/4/2011
                                --             2,200          14.75       1/3/2012
                                --             5,425          20.67       1/2/2013
--------------------------------------------------------------------------------------------------------------------------
Harry M. Murray              1,350             2,494          10.00       1/4/2010           4,899            163,676
                               393               918          14.51       1/4/2011
                                --             1,251          14.44       1/3/2012
                                --             1,700          20.67       1/2/2013
--------------------------------------------------------------------------------------------------------------------------
Gary B. Langfitt               254               594          14.51       1/4/2011           3,401            113,627
                                --               834          14.44       1/3/2012
                                --             1,133          20.67       1/2/2013

Note: All share information has been restated to reflect the 10% stock dividend paid by the Company in December 2007.

------------

(1) Represents stock option grants issued pursuant to the Company's 1995 Performance-Based Stock Option Plan. The vesting date for option awards is equivalent to the option expiration date, which is the first business day of the seventh calendar year following the grant date of the option award. The vesting date can be accelerated based on the Company's attainment of certain financial operating performance criteria.

(2) Represents restricted stock bonus awards issued pursuant to the Company's 1995 Restricted Stock Bonus Plan. The shares are subject to a three-year vesting schedule, with 1/3 of the shares vesting each year on the anniversary of the grant date of the awards. The vesting dates for such shares are as follows:

      Name                             Vesting Date     Number of Shares
      ------------------------------   --------------   -----------------
      Lawrence A. Collett ..........   1/31/2008              5,693
                                       2/15/2008                639
                                       1/31/2009              5,692
                                       1/31/2010              4,169

      Name                             Vesting Date     Number of Shares
      ------------------------------   --------------   -----------------
      P. Stephen Appelbaum .........   1/31/2008                742
                                       5/15/2008              1,100
                                       1/31/2009                743
                                       5/15/2009              1,100
                                       1/31/2010                743

      Eric H. Brunngraber ..........   1/31/2008              2,904
                                       2/15/2008                244
                                       1/31/2009              2,904
                                       1/31/2010              2,302

      Harry M. Murray ..............   1/31/2008              1,789
                                       1/31/2009              1,649
                                       1/31/2010              1,461

      Gary B. Langfitt .............   1/31/2008              1,238
                                       1/31/2009              1,144
                                       1/31/2010              1,019

(3) Value based on $33.41 per share, which was the closing market price of the Company's common stock reported on The Nasdaq Stock Market on December 31, 2007.


Options Exercised and Stock Vested

     The following table sets forth the exercise of stock options and vesting of restricted stock during 2007 for the named executive officers.

                                                Options Awards                                   Stock Awards
                                 --------------------------------------------   ----------------------------------------------
                                    Number of Shares       Value Realized on         Number of Shares        Value Realized on
                                  Acquired on Exercise          Exercise         Acquired on Vesting (1)        Vesting(1)
Name                                       (#)                    ($)                      (#)                      ($)
------------------------------   ----------------------   -------------------   -------------------------   ------------------
Lawrence A. Collett ..........         --                       --                       3,334                  $108,700
P. Stephen Appelbaum .........         --                       --                       1,100                    33,011
Eric H. Brunngraber ..........         --                       --                       1,287                    41,995
Harry M. Murray ..............         --                       --                         474                    15,235
Gary B. Langfitt .............         --                       --                         314                    10,096

------------

(1) Value is determined by applying the market value of the stock on the vesting date to the number of shares vested. All share information has been restated to reflect the 10% stock dividend paid by the Company in December 2007.

Pension Benefits

     The following table sets forth for fiscal year ended December 31, 2007 the actuarial present value of each named executive officer's accumulated benefit under defined benefit plans of the Company, the number of years of credited service under each plan, and the amount of pension benefits paid to each named executive officer.



                                                                   Number of          Present
                                                                    Years of         Value of           Payments
                                                                    Credited        Accumulated        During Last
Name                                     Plan Name                Service (#)     Benefit ($)(2)     Fiscal Year ($)
-------------------------   ----------------------------------   -------------   ----------------   ----------------
Lawrence A. Collett (1)     Retirement Plan for Employees of          40.91         1,153,114               0
                            Cass Information Systems, Inc.
                            Cass Information Systems SERP             40.91         2,220,376               0
--------------------------------------------------------------------------------------------------------------------
P. Stephen Appelbaum        Retirement Plan for Employees of            .05             5,560               0
                            Cass Information Systems, Inc.
                            Cass Information Systems SERP               .05                 0               0
--------------------------------------------------------------------------------------------------------------------
Eric H. Brunngraber         Retirement Plan for Employees of          27.08           299,326               0
                            Cass Information Systems, Inc.
                            Cass Information Systems SERP             27.08           228,895               0
--------------------------------------------------------------------------------------------------------------------
Harry M. Murray             Retirement Plan for Employees of          24.08           345,460               0
                            Cass Information Systems, Inc.
                            Cass Information Systems SERP             24.08           169,408               0
--------------------------------------------------------------------------------------------------------------------
Gary B. Langfitt            Retirement Plan for Employees of           7.50            83,600               0
                            Cass Information Systems, Inc.
                            Cass Information Systems SERP              7.50             3,869               0

------------

(1) Mr. Collett was the only named executive officer eligible for early retirement benefits under the Company's defined benefit pension plan and supplemental executive retirement plan as of December 31, 2007.

(2) Represents the actuarial present value of accumulated benefit under the Company's defined benefit pension plan based on a five-year average of current pay. See Note 12 to the Company's fiscal year 2007 financial statements in the Company's Annual Report on Form 10-K for complete description of the material assumptions applied in quantifying the present value of accumulated benefits.

     All named executive officers were participants in the Retirement Plan for Employees of Cass Information Systems, Inc. and the Cass Information Systems, Inc. Supplemental Executive Retirement Plan at December 31, 2007. Details of the plans are further defined in the Compensation Discussion and Analysis above.

Principal Shareholders

     The following table contains information with respect to beneficial ownership of the Company's outstanding common stock as of March 5, 2008, by:
(i) each person known to the Company to be the beneficial owner of more than 5% of common stock, (ii) each director and nominee for director and (iii) each named executive officer. The address of each director and executive officer is c/o Cass Information Systems, Inc., 13001 Hollenberg Drive, Bridgeton, Missouri 63044. Unless otherwise indicated, the named person has sole voting and investment rights with respect to such shares.



Name of Beneficial Owner
(and address for Beneficial Owners over 5%)                                   Amount of Shares        Percent of
-----------------------------------------------------------------------    Beneficially Owned (1)       Class
   Jake Nania .........................................................             984,405              10.63%
   1700 S. Ocean Blvd.
   Lauderdale by the Sea, FL
   Howard A. Kuehner ..................................................             524,381               5.66
   1 Woodbridge Manor Rd.
   St. Louis, MO
   P. Stephen Appelbaum ...............................................               7,633 (2)              *
   Robert J. Bodine ...................................................             270,834 (3)           2.93
   K. Dane Brooksher ..................................................               4,235 (4)              *
   Eric H. Brunngraber ................................................              45,706 (5)              *
   Bryan S. Chapell ...................................................               4,090 (6)              *
   Lawrence A. Collett ................................................             211,425 (7)           2.28
   Robert A. Ebel .....................................................               2,090 (8)              *
   Benjamin F. Edwards IV .............................................               5,290 (9)              *
   John L. Gillis, Jr. ................................................                 990 (10)             *
   Wayne J. Grace .....................................................              20,556 (11)             *
   Harry J. Krieg .....................................................             266,025 (12)          2.87
   Gary B. Langfitt ...................................................              12,529 (13)             *
   James J. Lindemann .................................................                 990 (14)             *
   Harry M. Murray ....................................................              41,190 (15)             *
   Irving A. Shepard ..................................................              50,502 (16)             *
   Andy J. Signorelli .................................................             538,373 (17)          5.81
   Franklin D. Wicks, Jr. .............................................               1,540 (18)             *
                                                                              -------------
   All directors (including nominees) and all executive officers
   as a group (including executive officers not named herein) .........           1,522,261 (19)         16.42%

------------

*  Less than 1% of class.

(1) Shares shown as beneficially owned include shares of common stock that directors and executive officers have the right to acquire within 60 days of March 5, 2008 pursuant to the exercise of stock options.

(2) Include 1,843 shares owned jointly with his spouse. Includes 5,790 shares of restricted stock subject to forfeiture; Mr. Appelbaum has voting but no investment rights.

(3) Includes 243,004 shares held in trust or limited partnership of which Mr. Bodine has shared voting and investment rights. Includes 27,830 shares owned by Mr. Bodine's spouse.

(4) Includes 2,750 shares held in trust of which Mr. Brooksher has shared voting and investment rights. Includes 495 shares of restricted stock subject to forfeiture; Mr. Brooksher has voting but no investment rights.

(5) Includes 27,950 shares owned jointly with his spouse. Includes 9,760 shares of restricted stock subject to forfeiture; Mr. Brunngraber has voting but no investment rights. Includes 7,996 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(6) Includes 2,605 shares owned jointly with his spouse. Includes 495 shares of restricted stock subject to forfeiture; Mr. Chapell has voting but no investment rights.

(7) Includes 63,154 shares owned jointly with his spouse. Includes 17,926 shares of restricted stock subject to forfeiture; Mr. Collett has voting but no investment rights.

(8) Includes 1,100 shares held in trust of which Mr. Ebel has shared voting and investment rights. Includes 660 shares of restricted stock subject to forfeiture; Mr. Ebel has voting but no investment rights.

(9) Includes 220 shares Mr. Edwards holds as custodian for his minor children. Includes 495 shares of restricted stock subject to forfeiture; Mr. Edwards has voting but no investment rights.

(10) Shares consist of restricted stock subject to forfeiture; Mr. Gillis has voting but no investment rights.

(11) Includes 14,547 shares held in trust of which Mr. Grace has voting and investment rights. Includes 5,019 shares owned by Mr. Grace's spouse. Also includes 990 shares of restricted stock subject to forfeiture; Mr. Grace has voting but no investment rights.

(12) Includes 120,211 shares held in trust of which Mr. Krieg has voting and investment rights. Includes 145,154 shares owned by Mr. Krieg's spouse. Also includes 660 shares of restricted stock subject to forfeiture; Mr. Krieg has voting but no investment rights.

(13) Includes 4,223 shares of restricted stock subject to forfeiture; Mr. Langfitt has voting but no investment rights. Includes 758 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(14) Shares consist of restricted stock subject to forfeiture; Mr. Lindemann has voting but no investment rights.

(15) Includes 31,412 shares owned jointly with his spouse. Also includes 5,918 shares of restricted stock subject to forfeiture; Mr. Murray has voting but no investment rights. Includes 3,860 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(16) Includes 50,005 shares held in family partnerships with shared voting and investment rights.

(17) Includes 537,383 shares held in trust of which Mr. Signorelli has shared voting and investment rights. Includes 990 shares of restricted stock subject to forfeiture; Mr. Signorelli has voting but no investment rights. Includes 25,530 shares pledged as security on an outstanding loan with the Company.

(18) Includes 880 shares held in trust of which Mr. Wicks has voting and investment rights. Includes 660 shares of restricted stock subject to forfeiture; Mr. Wicks has voting but no investment rights.

(19) Includes 13,627 shares issuable upon the exercise of stock options that are exercisable within 60 days.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on a review solely of copies of such forms received and written representation from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to 2007 for executive officers, directors, and greater than 10% beneficial owners were complied with in a timely manner except as follows: Messrs. Gillis, Lindemann, Signorelli, Grace, Collett and Murray each did not file a Form 4 within the required period of two business days to report one transaction.

                                  PROPOSAL 2
                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP has served as the Company's independent registered public accounting firm since 1983, and for the year ended December 31, 2007. The Audit Committee of the Board has selected KPMG to serve as such firm for 2008. A representative of KPMG LLP is expected to be present at the Annual Meeting, have an opportunity to make a statement and be available to respond to appropriate questions of shareholders.


Fees Incurred For Services Performed by the Independent Registered Public Accountants

     For the years ended December 31, 2007 and 2006, the Company incurred the following fees for services performed by KPMG LLP:

                                           2007            2006
                                        --------        --------
      Audit Fees (1) ..............     $260,000        $255,000
      Audit-related Fees ..........        5,000(3)           --
      Tax Fees (2) ................       73,437          86,136
      All Other Fees ..............           --              --
                                        --------        --------
       Total ......................     $338,437        $341,136
                                        --------        --------

------------

(1) Represents fees for the quarterly review of financial statements and annual audit of the Company's consolidated financial statements and internal controls over financial reporting. All such fees were pre-approved by the Audit Committee.

(2) Represents fees for tax compliance and preparation services, all of which were pre-approved by the Audit Committee.

(3) Represents fees for services rendered in connection with the Company's Form S-8 filing on May 31, 2007 for the 2007 Omnibus Incentive Stock Plan. Such fees were pre-approved by the Audit Committee.

     The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more members the authority to grant pre-approvals of audit and permitted non-audit services, provided such decisions to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.


 The Company's Board recommends a vote FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2008.

Report of the Audit Committee

     The Audit Committee, composed entirely of independent directors, as defined by the Nasdaq listing standards, assists the Board in its oversight of
(i) the integrity of the financial statements of the Company, (ii) the independent registered public accountants' qualifications and independence
(iii) the performance of the independent registered public accountants and the Company's internal audit function, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee operates pursuant to a written charter that is reviewed and approved annually.

     In the performance of its oversight function for the year ended December 31, 2007 the Audit Committee reviewed and discussed the audited consolidated financial statements and the Company's internal controls over financial reporting with management and the independent registered public accountants. The Audit Committee also discussed with the independent registered public accountants the matters required by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance, as currently in effect. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent registered public accounting firm its independence.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.


                                        Wayne J. Grace, Chairman
                                        Robert A. Ebel
                                        Harry J. Krieg

                             SHAREHOLDER PROPOSALS

     In order for a shareholder to bring any business before a meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Company's Secretary and comply with the other notice requirements set forth in the Company's bylaws. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting. For the 2009 Annual Meeting, shareholders must submit proposals no earlier than January 21, 2009 and no later than February 20, 2009.

     If, however, the date of the meeting is changed by more than 30 days before or after such anniversary date, the notice must be received not later than the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting:

       o a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting,

       o the name and address, as they appear on the Company's books, of the proposing shareholder,

       o the class and number of shares which are beneficially owned by the shareholder, and

       o   any material interest of the shareholder in such business.

     The requirements contained in the Company's bylaws and summarized above are separate from and in addition to the SEC requirements that a shareholder must meet to have a proposal included in the Company's Proxy Statement. Any shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy for its next Annual Meeting, which is expected to be held on April 20, 2009, must be received by the Company no later than November 15, 2008 at the following address: Cass Information Systems, Inc.,
Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044.


                        OTHER MATTERS AND HOUSEHOLDING

     Management does not intend to present to the Annual Meeting any business other than the items stated in the Notice of Annual Meeting of Shareholders and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

     The Company may and some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household unless you provide us with contrary instructions. A separate copy of this proxy statement or the annual report will be delivered to you if you write to: Cass Information Systems, Inc., Attn: P. Stephen Appelbaum, Secretary, 13001 Hollenberg Drive, Bridgeton, Missouri 63044, or call (314) 506-5500.


                                        By Order of the Board of Directors
                                        P. Stephen Appelbaum, Secretary

                  Charles F. Knight Executive Education Center
     John M. Olin School of Business at Washington University in St. Louis


                  Knight Center Reception Desk (314) 933-9400


                                [GRAPHIC OF MAP]


From I-70 (or Lambert International Airport)
--------------------------------------------
Go south on I-170 to the Forest Park Parkway exit.
Go east on Forest Park Parkway through Clayton, past Big Bend Boulevard to Throop Drive (1st stoplight after Big Bend).
Turn right (south) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 220.
                            --------

From I-64 (Hwy 40), heading west (from downtown St. Louis)
----------------------------------------------------------
Take the Skinker/Clayton Road exit and turn right onto Skinker Boulevard (the cross street at the end of the exit ramp).
Go north on Skinker Boulevard for approximately .9 miles.
Turn left (west) onto Forest Park Parkway (Millbrook Boulevard).
Continue on Forest Park Parkway to Throop Drive (3rd stoplight). Turn left (south) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 220.
                            --------

From I-64 (Hwy 40), heading east (from west county)
---------------------------------------------------
Take the North Hanley Road exit and go north on Hanley Road.
Continue on Hanley Road to Clayton Road. Turn right (east) onto Clayton Road. Continue on Clayton to Big Bend Boulevard. Turn left (north) onto Big Bend Boulevard.
Stay on Big Bend Boulevard to Forest Park Parkway (Millbrook Boulevard). Turn right (east) on Forest Park Parkway.
Continue on Forest Park Parkway to Throop Drive (1st stoplight). Turn right (south) onto Throop Drive.
The Charles F. Knight Center is located across from the parking garage on the south side of Throop Drive.
Please park in the parking garage and proceed into the main entrance of the Charles F. Knight Center to Room 220.
                            --------

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

                                                        Please            [ ]
                                                        Mark Here
                                                        for Address
                                                        Change or
                                                        Comments
                                                        SEE REVERSE SIDE


                                  FOR WITHHELD
                                        FOR ALL                                                         FOR    AGAINST  ABSTAIN
1. Election of Directors           [ ]   [ ]            2. Ratification of appointment of KPMG          [ ]      [ ]      [ ]
   Nominees:                                               LLP as independent registered public
                                                           accounting firm.
   01 K. Dane Brooksher
   02 Eric H. Brunngraber                                 I/We plan to attend the meeting. (Please      [ ]
   03 Bryan S. Chapell                                    detach admittance card below and bring
   04 Benjamin F. Edwards, IV                             to the meeting.)

Withheld for the nominee you list below (Write that nominee's name in the space provided below:)


--------------------------------------------

                                                    -----
                                                         |
                                                         |



Signature _______________________ Signature ______________________  Date _______

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

      WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
               BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 ---------------------------------------         -------------------------------------
|                INTERNET               |       |              TELEPHONE              |
|    http://www.proxyvoting.com/cass    |       |            1-866-540-5760           |
|  Use the Internet to vote your proxy. |   OR  |   Use any touch-tone telephone to   |
|    Have your proxy card in hand       |       |  vote your proxy. Have your proxy   |
|    when you access the web site.      |       |     card in hand when you call.     |
 ---------------------------------------         -------------------------------------

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.


 ------------------------------------------------------------------------------
Choose MLink(SM) for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
 ------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                         CASS INFORMATION SYSTEMS, INC.

The undersigned hereby appoints Lawrence A. Collett and P. Stephen Appelbaum, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cass Information Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 21, 2008 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

        (Continued and to be marked, dated and signed, on the other side)

 ------------------------------------------------------------------------------
|    Address Change/Comments (Mark the corresponding box on the reverse side)  |
|------------------------------------------------------------------------------|
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
 ------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                ADMISSION TICKET

                         CASS INFORMATION SYSTEMS, INC.

                       2008 Annual Meeting of Shareholders

                             Monday, April 21, 2008
                              11:00 A.M. Local Time

                The Charles F. Knight Executive Education Center
                Olin School of Business at Washington University
                               One Brookings Drive
                            St. Louis, Missouri 63130

                For your reference, a map is provided inside the
                       back cover of the Proxy Statement.